                                                                  CONFORMED COPY
================================================================================




                          AGREEMENT AND PLAN OF MERGER

                            Dated as of May 26, 2000,

                                      Among

                              ALCON HOLDINGS INC.,

                             ALCON ACQUISITION CORP.

                                       And

                             SUMMIT AUTONOMOUS INC.




================================================================================

                                   TABLE OF CONTENTS


                                      ARTICLE I
                              THE OFFER AND THE MERGER

SECTION 1.01.  The Offer........................................................................2
SECTION 1.02.  Company Actions..................................................................4
SECTION 1.03.  The Merger.......................................................................6
SECTION 1.04.  Closing..........................................................................6
SECTION 1.05.  Effective Time...................................................................7
SECTION 1.06.  Effects..........................................................................7
SECTION 1.07.  Articles of Organization and By-laws.............................................7
SECTION 1.08.  Directors........................................................................7
SECTION 1.09.  Officers.........................................................................7

                                      ARTICLE II
               EFFECT ON THE CAPITAL STOCK OF THECONSTITUENT CORPORATIONS

SECTION 2.01.  Effect on Capital Stock..........................................................8
SECTION 2.02.  Exchange of Certificates........................................................10

                                      ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Organization, Standing and Power................................................13
SECTION 3.02.  Company Subsidiaries; Equity Interests..........................................14
SECTION 3.03.  Capital Structure...............................................................14
SECTION 3.04.  Authority; Execution and Delivery; Enforceability...............................16
SECTION 3.05.  No Conflicts; Consents..........................................................17
SECTION 3.06.  SEC Documents; Undisclosed Liabilities..........................................19
SECTION 3.07.  Information Supplied............................................................20
SECTION 3.08.  Absence of Certain Changes or Events............................................21
SECTION 3.09.  Taxes...........................................................................23
SECTION 3.10.  Absence of Changes in Benefit Plans.............................................25
SECTION 3.11.  ERISA Compliance; Excess Parachute Payments.....................................25
SECTION 3.12.  Litigation......................................................................28
SECTION 3.13.  Compliance with Applicable Laws.................................................28
SECTION 3.14.  Contracts; Debt Instruments.....................................................29
SECTION 3.15.  Intellectual Property...........................................................29
SECTION 3.16.  Brokers; Schedule of Fees and Expenses..........................................31
SECTION 3.17.  Opinion of Financial Advisor....................................................31
SECTION 3.18.  Lens Express, Inc. Sale.........................................................31

                                      ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

SECTION 4.01.  Organization, Standing and Power...............................................32
SECTION 4.02   Sub............................................................................33
SECTION 4.03.  Authority; Execution and Delivery; Enforceability..............................33
SECTION 4.04.  No Conflicts; Consents.........................................................33
SECTION 4.05.  Information Supplied...........................................................34
SECTION 4.06.  Brokers........................................................................35
SECTION 4.07.  Financial Ability to Perform...................................................35

                                      ARTICLE V
                     COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.01.  Conduct of Business............................................................35
SECTION 5.02.  No Solicitation................................................................40

                                      ARTICLE VI
                                ADDITIONAL AGREEMENTS

SECTION 6.01.  Preparation of Proxy Statement; Stockholders Meeting...........................43
SECTION 6.02.  Access to Information; Confidentiality.........................................44
SECTION 6.03.  Reasonable Efforts; Notification...............................................45
SECTION 6.04.  Stock Options..................................................................46
SECTION 6.05.  Benefit Plans..................................................................48
SECTION 6.06.  Indemnification................................................................49
SECTION 6.07.  Fees and Expenses..............................................................51
SECTION 6.08.  Public Announcements...........................................................52
SECTION 6.09.  Transfer Taxes.................................................................53
SECTION 6.10.  Directors......................................................................53
SECTION 6.11.  Rights Agreement; Consequences if Rights Triggered.............................54
SECTION 6.12.  Stockholder Litigation.........................................................55
SECTION 6.13.  Transfers of Certain Intangible Assets.........................................55

                                     ARTICLE VII
                                CONDITIONS PRECEDENT

SECTION 7.01.  Conditions to Each Party's Obligation To Effect The Merger.....................56

                                     ARTICLE VIII
                          TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination....................................................................57
SECTION 8.02.  Effect of Termination..........................................................59
SECTION 8.03.  Amendment......................................................................59
SECTION 8.04.  Extension; Waiver..............................................................60
SECTION 8.05.  Procedure for Termination, Amendment, Extension or Waiver......................60

                                     ARTICLE IX
                                 GENERAL PROVISIONS

SECTION 9.01.  Nonsurvival of Representations and Warranties..................................61
SECTION 9.02.  Notices........................................................................61
SECTION 9.03.  Definitions....................................................................62
SECTION 9.04.  Interpretation; Disclosure Letters.............................................63
SECTION 9.05.  Severability...................................................................64
SECTION 9.06.  Counterparts...................................................................64
SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries.................................64
SECTION 9.08.  Governing Law..................................................................64
SECTION 9.09.  Assignment.....................................................................64
SECTION 9.10.  Enforcement....................................................................65
SECTION 9.11.  Consents.......................................................................65

EXHIBIT A

         Conditions of the Offer..............................................................67

EXHIBIT B

         Articles of Organization.............................................................71

                                    AGREEMENT AND PLAN OF MERGER dated as of
                           May 26, 2000, among ALCON HOLDINGS INC., a Delaware corporation ("PARENT"), ALCON ACQUISITION CORP., a Massachusetts corporation ("SUB") and a wholly owned subsidiary of Parent, and SUMMIT AUTONOMOUS INC., a Massachusetts corporation (the "COMPANY") (formerly known as Summit Technology, Inc.).


                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "OFFER") to purchase all the outstanding shares of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK"), including the associated Company Rights (as defined in Section 3.03), at a price per share of Company Common Stock (including the associated Company Right) of $19.00, net to the seller in cash, on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "MERGER") of Sub into the Company, or (at the election of Parent) the Company into Sub, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly by Parent or the Company, other than Appraisal Shares (as defined in Section 2.01(d)), shall be converted into the right to receive the highest per share cash consideration paid pursuant to the Offer; and

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                            THE OFFER AND THE MERGER

                  SECTION 1.01. THE OFFER. (a) Subject to the conditions of this Agreement, as promptly as practicable after the date of this Agreement (but in no event later than five business days after the public announcement of this Agreement), Sub shall, and Parent shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer are subject to the conditions set forth in Exhibit A. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rules 14d-1(g)(3) and 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")). Sub expressly reserves the right to waive any condition to the Offer or modify the terms of the Offer, except that, without the consent of the Company, Sub shall not and Parent shall not permit Sub to (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the price per share of Company Common Stock to be paid pursuant to the Offer, (iii) waive or change the Minimum Tender Condition (as defined in Exhibit A), (iv) modify in any manner adverse to the holders of Company Common Stock or add to the conditions set forth in Exhibit A,
(v) except as provided in the next sentence, extend the Offer or (vi) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Sub may, without the consent of the Company, (A) if at the scheduled or any extended expiration date of the Offer (whether extended pursuant to this clause (A) or otherwise) any of the conditions to Sub's obligation to purchase shares of Company Common Stock are not satisfied or waived, extend the Offer for such period as Sub determines; PROVIDED that such extension shall be in increments of not more than five business days if all of the conditions set forth in Exhibit A other than the Minimum Tender Condition have been satisfied or waived at such scheduled or extended expiration date, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (C) if at the scheduled or any extended expiration date of the Offer less than 90% of the Fully Diluted Shares (as defined in Exhibit A) have been validly tendered and not withdrawn in the Offer, extend the Offer for a period of not more than ten business days in the aggregate beyond the latest expiration date that would otherwise be permitted under clause (A) or (B) of this sentence. In addition, Sub may make available a "subsequent offering period", in accordance with Rule 14d-11 of the Exchange Act. In the event that the Minimum Tender Condition has not been satisfied or waived at the scheduled expiration date of the Offer, at the request of the Company, Sub shall, and Parent shall cause Sub to, extend the expiration date of the Offer in such increments as Sub may determine until the earliest to occur of
(w) the satisfaction or waiver of such condition, (x) Parent reasonably determines that such condition to the Offer is not capable of being satisfied on or prior to the Outside Date (as defined in Section 8.01(b)(i)), (y) the termination of this Agreement in accordance with its terms and (z) the Outside Date. On the terms and subject to the conditions of the Offer and this Agreement, Sub shall accept for payment and pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer.

                  (b) On the date of commencement of the Offer,

Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "OFFER DOCUMENTS"). Each of Parent, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and Sub shall give the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the stockholders of the Company. Parent and Sub shall provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel with a reasonable opportunity to participate in the response of Parent or Sub to such comments.

                  (c) Prior to the expiration of the Offer, Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any shares of Company Common Stock that Sub becomes obligated to purchase pursuant to the Offer.

                  SECTION 1.02. COMPANY ACTIONS. (a) Subject to Section 5.02(b), the Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement (collectively, the "TRANSACTIONS").

                  (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer, including an information statement (such Schedule 14D-9, as amended and supplemented from time to time, the "SCHEDULE 14D-9"), describing the recommen dations referred to in
Section 3.04(b), or any permitted withdrawal or modification in accordance with
Section 5.02(b), and shall mail the Schedule 14D-9 (including in the information statement) to the holders of Company Common Stock. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the
Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

                  (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub as promptly as is reasonably practicable with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information as Sub may reasonably request in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable Law (as defined in Section 3.05), and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Sub shall hold in confidence pursuant to the Confidentiality Agreement (as defined in Section 6.02) the information contained in any such labels, listings and files, shall use such information only for the purpose of communicating the Offer and disseminating any other documents necessary to consummate the Offer, the Merger and the other Transactions and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession.

                  SECTION 1.03. THE MERGER. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Massachusetts Business Corporation Law (the "BCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.05). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION"). The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of the Company and Sub, and the Surviving Corporation shall by operation of law become liable for all of the debts, liabilities and duties of the Company and Sub. The name of the Surviving Corporation shall be Summit Autonomous Inc. and the purpose thereof shall be as set forth in Section 2 of the Articles of Organization of the Surviving Corporation. Notwithstanding the foregoing, Parent may elect at any time prior to the Merger, instead of merging Sub into the Company as provided above, to merge the Company with and into Sub; PROVIDED, HOWEVER, that the Company shall not be deemed to have breached any of its representations, warranties or covenants set forth in this Agreement solely by reason of such election. In such event, the parties shall execute an appropriate amendment to this Agreement to reflect the foregoing. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

                  SECTION 1.04. CLOSING. The closing (the "CLOSING") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by

Law, waiver by all parties) of the conditions set forth in Article VII, or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".

                  SECTION 1.05. EFFECTIVE TIME. Prior to the Closing, Parent shall prepare and give the Company and its counsel the opportunity to review, and on the Closing Date or as soon as practicable thereafter Parent shall file with the Secretary of State of The Commonwealth of Massachusetts, articles of merger or other appropriate documents (in any such case, the "ARTICLES OF MERGER") executed in accordance with the relevant provisions of the BCL and shall make all other filings or recordings required under the BCL. The Merger shall become effective at such time as the Articles of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

                  SECTION 1.06. EFFECTS. The Merger shall have the effects set forth in Section 80 of the BCL.

                  SECTION 1.07. ARTICLES OF ORGANIZATION AND BY-LAWS. (a) The Articles of Organization of the Company shall be amended and restated at the Effective Time to read in the form of Exhibit B, and, as so amended, such Articles of Organization shall be the Articles of Organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  (b) Subject to Section 6.06, the By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  SECTION 1.08. DIRECTORS. At the Closing, Parent shall designate the directors of the Surviving Corporation and such directors shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 1.09. OFFICERS. At the Closing, Parent shall designate the officers of the Surviving Corporation and such officers shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.


                                   ARTICLE II

                       EFFECT ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become a number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK") equal to (i) the number of shares of Company Common Stock outstanding immediately prior to Effective Time (excluding any shares of Company Common Stock that are owned by any subsidiary of the Company or Parent other than Sub) divided by (ii) 1,000; PROVIDED, HOWEVER, that if the aggregate number of shares of Surviving Corporation Common Stock into which the capital stock of Sub is to be converted pursuant to this Section 2.01(a) is not a whole number, such number shall be rounded up to the next higher whole number.

                  (b) CANCELATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned directly by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any subsidiary of the Company or Parent (other than Sub) shall automatically be converted into one fully paid and nonassessable share of Surviving Corporation Common Stock.

                  (c) CONVERSION OF COMPANY COMMON STOCK. (1) Subject to Sections 2.01(b) and 2.01(d), each issued share of Company Common Stock shall be converted into the right to receive in cash the highest price per share of Company Common Stock paid pursuant to the Offer.

                  (2) The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to collectively as the "MERGER CONSIDERATION". As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

                  (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares ("APPRAISAL SHARES") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Sections 86 through 97 of the BCL (the "APPRAISAL PROVISIONS") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the Appraisal Provisions; PROVIDED, HOWEVER, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Provisions, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of

Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                  SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the Effective Time, Parent shall select a bank or trust company in the United States, reasonably acceptable to the Company, to act as paying agent (the "PAYING AGENT") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "EXCHANGE FUND"). If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under this Section 2.02(a), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the

Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. If any holder of shares of Company Common Stock shall be unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this
Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.

                  (e) NO LIABILITY. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (f) INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                  (g) WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.11), or under any provision of state, local or foreign tax Law.

                  (h) CHARGES AND EXPENSES. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  SECTION 3.01. ORGANIZATION, STANDING AND POWER. Each of the Company and each of its subsidiaries (the "COMPANY SUBSIDIARIES") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals, and has made all filings, registrations and declarations, in each case whether domestic or foreign, necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, including all licenses, approvals and registrations by or with the U.S. Food and Drug Administration (the "FDA"), and all other Governmental Entities performing similar functions, necessary for the sale and distribution of its products in all jurisdictions in which such products are sold or distributed, in each case other than such franchises, licenses, permits, authorizations, approvals, filings, registrations and declarations the lack of which, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or a material adverse effect on the ability of the Company to consummate the Offer, the Merger and the other Transactions (a "COMPANY MATERIAL ADVERSE EFFECT"). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary except where the failure to so qualify has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the articles of organization of the Company, as amended to the date of this Agreement (as so amended, the "COMPANY CHARTER"), and the by-laws of the Company, as amended to the date of this Agreement (as so amended, the "COMPANY BY-LAWS"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

                  SECTION 3.02. COMPANY SUBSIDIARIES; EQUITY INTERESTS. (a) The letter, dated as of the date of this Agreement, from the Company to Parent and Sub (the "COMPANY DISCLOSURE LETTER") lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each "significant subsidiary" (as defined in Regulation S-X of the Federal securities laws) ("SIGNIFICANT SUBSIDIARY") of the Company have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are owned by the Company, by another Significant Subsidiary of the Company or by the Company and another Significant Subsidiary of the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS").

                  (b) Except for its interests in the Company Subsidiaries and except for the ownership interests set forth in the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

                  SECTION 3.03. CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (together with the Company Common Stock, the "COMPANY CAPITAL STOCK"). At the close of business on May 25, 2000, (i) 46,892,798 shares of Company Common Stock were issued and outstanding, (ii) 164,715 shares of Company Common Stock were held by the Company in its treasury, (iii) 3,980,328 shares of Company Common Stock were subject to outstanding Company Stock Options (as defined in Section 6.04) and 2,209,747 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 6.04), (iv) 42,471 shares of Company Common Stock were subject to outstanding Company Warrants (as defined below) and (v) 100,000 shares of Series A Preferred Stock, par value $.01 per share, of the Company were reserved for issuance in connection with the rights (the "COMPANY RIGHTS") issued pursuant to the Rights Agreement dated as of March 28, 2000 (as amended from time to time, the "COMPANY RIGHTS AGREEMENT"), between the Company and Fleet National Bank, as Rights Agent. Except as set forth above, at the close of business on May 26, 2000, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding Company SARs (as defined in Section 6.04) that were not granted in tandem with a related Company Stock Option. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the BCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("VOTING COMPANY DEBT"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the

Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. The Company has delivered to Parent a complete and correct copy of the Company Rights Agreement, as amended to the date of this Agreement. "WARRANTS" means warrants to purchase Company Common Stock assumed in connection with the Company's acquisition of Autonomous Technologies Corporation, a Florida corporation, on April 29, 1999.

                  SECTION 3.04. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval (as defined below) with respect to the Merger if required by Law, to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval (as defined in Section 3.04(c)). The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation (subject to the Company Stockholder Approval with respect to the Merger if required by Law), enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (b) The Board of Directors of the Company (the "COMPANY BOARD"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Offer, the Merger and the other Transactions, (ii) determining that the terms of the Offer, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and (iv) recommending that the Company's stockholders approve this Agreement. Such resolutions are sufficient to render inapplicable to Parent and Sub and this Agreement, the Offer, the Merger and the other Transactions the provisions of Chapter 110C (assuming the requirement that the terms of the Offer be furnished to shareholders is satisfied), Chapter 110D and Chapter 110F of the BCL. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Offer, the Merger or any other Transaction. The Company has been advised by each of its directors and executive officers that, as of the date of this Agreement, each such person intends to tender all shares of Company Common Stock owned by such person pursuant to the Offer, except to the extent of any restrictions created by Section 16(b) of the Exchange Act.

                  (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval of this Agreement by the holders of two-thirds of the outstanding Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to consummate the Offer or any Transaction other than the Merger.

                  SECTION 3.05. NO CONFLICTS; CONSENTS. (a) Except as set forth in the Company Disclosure Letter, the execution and delivery by the Company of this Agreement do not, and the consummation of the Offer, the Merger and the other Transactions (other than the transactions set forth in Section 6.13) and compliance with the terms hereof (other than Section 6.13) will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "CONTRACT") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, injunction or decree, domestic or foreign ("JUDGMENT"), or statute, law (including common law), legislation, interpretation, ordinance, rule or regulation, domestic or foreign ("LAW"), applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) No consent, approval, license, permit, order or authorization ("CONSENT") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions (other than the transactions set forth in Section 6.13), other than (i) compliance with and filings under the HartScott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"),
(ii) the filing with the SEC of (A) the Schedule 14D-9, (B) a proxy or information statement relating to the approval of this Agreement by the Company's stockholders (the "PROXY STATEMENT"), (C) any information statement (the "INFORMATION STATEMENT") required under Rule 14f-1 in connection with the Offer and (D) such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other Transactions, (iii) the filing of the Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings as may be required in connection with the taxes described in Section 6.09, (v) compliance with and filings under the Laws of the European Union, Brazil, Germany, Ireland, Italy, the Netherlands and certain other foreign jurisdictions, in each case if and to the extent required, and (vi) such other items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  (c) The Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Offer, the Merger and the other Transactions and (ii) ensure that (A) neither Parent nor any of its stockholders, affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement, the Offer, the Merger or any other Transaction), (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the Offer, the Merger or any other Transaction and
(C) the Company Rights shall expire immediately prior to the Effective Time.

                  SECTION 3.06. SEC DOCUMENTS; UNDISCLOSED LIABILITIES. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 1998 (the "COMPANY SEC DOCUMENTS"). As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed on March 30, 2000) (the "1999 FORM 10-K"), its definitive Proxy Statement with respect to its 2000 Special Meeting (filed on April 19, 2000), its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed on May 12, 2000), and its Current Report on Form 8-K (filed on May 12, 2000) (collectively, the "2000 SEC DOCUMENTS") taken together do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents (as defined in Section 3.08), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto, other than liabilities or obligations incurred in the ordinary course of business consistent with prior practice since the date of the most recent financial statements included in the Filed Company SEC Documents.

                  SECTION 3.07. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

                  SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "FILED COMPANY SEC DOCUMENTS") or in the Company Disclosure Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

                  (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock;

                  (iii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

                  (iv) (A) any granting by the Company or any Company Subsidiary to any current or former director, officer or employee of the Company or any Company Subsidiary of any increase in compensation, except to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or, with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with prior practice and except for Company Stock Options that are reflected as outstanding in clause (iii) of Section 3.03, (B) any granting by the Company or any Company Subsidiary to any such director, officer or employee of any material increase in severance or termination pay, except as was required under any employment, severance or termination policy, practice or agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (C) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee, except for such agreements or amendments with employees (other than directors, officers or key employees) that are entered into in the ordinary course of business consistent with prior practice;

                  (v) any termination of employment or departure of any officer, material scientist or other key employee of the Company or any Company Subsidiary;

                  (vi) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in

         GAAP; or

                  (vii) any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund.

                  SECTION 3.09. TAXES. (a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and the Company Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements (in addition to any reserve for deferred Taxes established to reflect timing differences between book and tax income). No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  (c) The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Returns have never been examined by or settled with the United States Internal Revenue Service. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

                  (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes other than agreements between or among the Company and Company Subsidiaries and no other person.

                  (e) Note 14 to the Company's consolidated financial statements included in the 1999 Form 10-K has been prepared in accordance with GAAP.

                  (f) No claim has been made in the past five years by any authority in a jurisdiction within which the Company or any Company Subsidiary does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction.

                  (g) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (h) For purposes of this Agreement:

                  "TAXES" includes all forms of taxation imposed by any Federal, state, local, foreign or other Governmental Entity, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, withholding and other Taxes of any kind, including all interest, penalties and additions thereto.

                  "TAX RETURN" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

                  SECTION 3.10. ABSENCE OF CHANGES IN BENEFIT PLANS. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan or arrangement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, "COMPANY BENEFIT PLANS"). Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary, nor does the Company or any Company Subsidiary have any general severance plan or policy.

                  SECTION 3.11. ERISA COMPLIANCE; EXCESS PARACHUTE PAYMENTS.
(a) The Company Disclosure Letter contains a list and brief description of all material "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "COMPANY PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, officers or directors of the Company or any Company Subsidiary. The Company has made available to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company

Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan, if any.

                  (b) All Company Benefit Plans are in compliance in all material respects with applicable Law (including, where applicable, the Code and ERISA). All Company Pension Plans which are intended to be tax-qualified under
Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and their related trusts are exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "CODE"), and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. No such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification, nor has any such Company Pension Plan been amended since December 31, 1998 in any respect that would materially increase its costs.

                  (c) No Company Pension Plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA or is subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, and neither the Company nor any Company Subsidiary has any actual or contingent liability under any defined benefit plan which it (or any affiliate) previously maintained or contributed to (or was obligated to maintain or contribute to). None of the Company, any Company Subsidiary, any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or 502(l) of ERISA.

                  (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, (i) all such Company Benefit Plans are unfunded and no such Company Benefit Plan is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code), (ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiaries on or at any time after the Effective Time, except with respect to contributions, premiums or benefit claims (actual or contingent) with respect to the period from the Effective Time to such termination.

                  (e) Other than payments that may be made to the persons listed in the Company Disclosure Letter (the "PRIMARY COMPANY EXECUTIVES"), any amount that could be received (whether in cash or property or the vesting of property) as a result of the Offer, the Merger or any other Transaction by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, any other compensation arrangement or any Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). Set forth in the Company Disclosure Letter is (i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the Offer, the Merger and the other Transactions under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect and (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this

Agreement.

                  SECTION 3.12. LITIGATION. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and, as of the date of this Agreement, the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, other than any action, suit or proceeding filed or threatened after the date of this Agreement that is based upon the same or substantially the same facts that serve as the basis for any suit, action or proceeding disclosed in the Filed Company SEC Documents or the Company Disclosure Letter, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or would reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.13. COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and the Company Subsidiaries are in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and the Company Subsidiaries are in compliance in all material respects with the U.S. Federal Food, Drug and Cosmetic Act, as amended (the "FDC ACT"), and applicable regulations promulgated thereunder, and are in compliance in all material respects with all FDA regulations, including the FDA's Quality System Regulation, and any similar Laws applicable to the Company or any Company Subsidiary, including the European Union Medical

Device Directives. The Company and the Company Subsidiaries have maintained quality assurance/quality control practices and procedures in compliance in all material respects with good manufacturing practices within the meaning of the FDC Act and applicable regulations promulgated thereunder. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of
Section 3.09.

                  SECTION 3.14. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in the Filed SEC Documents or the Company Disclosure Letter, there are no contracts or agreements that are material to the business, assets, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.15. INTELLECTUAL PROPERTY. (a) The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights (including patent applications and licenses), know-how, trade secrets, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole and the consummation of the Transactions (other than the transactions set forth in Section 6.13) will not conflict with, alter or impair any such Intellectual Property Rights. The Company Disclosure Letter sets forth a description of all of the following with respect to the Company and the Company Subsidiaries: material patents, material patent rights (including patent applications and licenses), material inventions that have been identified as active patent matters but for which applications have not yet been filed, registrations and licenses of trademarks, trade names, service marks and copyrights, and the geographical territories in which the foregoing are applicable. Except as set forth in the Company Disclosure Letter, no claims are pending or, to the knowledge of the Company, threatened that (i) the Company or any of the Company Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right or (ii) assert that any Intellectual Property Rights owned by the Company or any Company Subsidiary ("OWNED INTELLECTUAL PROPERTY RIGHTS") are invalid or unenforceable. To the knowledge of the Company, except as set forth in the Filed Company SEC Documents or the Company Disclosure Letter, no person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Owned Intellectual Property Right.

                  (b) The Company has timely paid, or caused to be timely paid, all maintenance, renewal and other similar fees, and has timely met any applicable working requirements with respect to all Owned Intellectual Property Rights listed in the Company Disclosure Letter or material to the Company and the Company Subsidiaries taken as a whole, except as set forth in the Company Disclosure Letter. With respect to Intellectual Property Rights other than Owned Intellectual Property Rights ("LICENSED INTELLECTUAL PROPERTY RIGHTS") that are listed in the Company Disclosure Letter or material to the Company and the Company Subsidiaries taken at a whole, the Company is in compliance in all material respects with any applicable license or similar agreement.

                  (c) All Owned Intellectual Property Rights listed in the Company Disclosure Letter or material to the Company and its Subsidiaries taken as a whole, are free and clear of any Liens (other than Liens that are not material in amount or that would not reasonably be expected to materially interfere with such Intellectual Property Rights) and may be freely transferred, assigned, licensed or sublicensed except as set forth in the Company Disclosure letter. The

Company's licenses with respect to all Licensed Intellectual Property Rights that are listed in the Company Disclosure Letter or material to the Company and the Company Subsidiaries taken as a whole are free and clear of any Liens (other than Liens that are not material in amount or that would not reasonably be expected to materially interfere with such Licensed Intellectual Property Rights).

                  SECTION 3.16. BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Chase Securities Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other Transactions (including the fees of Chase Securities Inc. and the fees of the Company's legal counsel) are set forth in the Company Disclosure Letter.

                  SECTION 3.17. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Chase Securities Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view and a copy of the signed opinion has been provided to Parent.

                  SECTION 3.18. LENS EXPRESS, INC. SALE. Following the closing of the sale pursuant to the Asset Purchase Agreement by and among Lens Express, Inc., the Company and Strategic Optical Holdings, Inc. dated May 4, 2000 (the "LENS EXPRESS SALE AGREEMENT"), neither the Company nor any Company Subsidiary will have any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) with respect to the Business (as defined in the Lens Express Sale Agreement) other than (i) the post-closing purchase price adjustment provided in Section 3.3 of the Lens Express Sale Agreement, if any, (ii) liabilities and obligations set forth in Section 2.3 of the Lens Express Sale Agreement or Schedule 2.3 to the Lens Express Sale Agreement, (iii) liabilities of Seller (as defined in the Lens Express Sale Agreement) required to be set forth in Schedule 5.13 to the Lens Express Sale Agreement but not set forth therein, (iv) the indemnity obligations set forth in Section 12.7 of the Lens Express Sale Agreement, (v) compliance with the post-closing covenants set forth in the Lens Express Sale Agreement and (vi) liabilities and obligations set forth in a letter agreement dated May 4, 2000, a true and complete copy of which has been provided to Parent. To the knowledge of the Company, except as set forth in the Company Disclosure Letter, no liabilities that were required to be set forth in Schedule 5.13 were not set forth therein. Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the SEC on May 12, 2000, together with the exhibits and schedules thereto that the Company has provided to Parent and the letter agreement referred to in clause (vi) above, constitute a true and complete copy of the Lens Express Sale Agreement and there are no other agreements in effect among the parties thereto relating to the subject matter thereof.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

                  SECTION 4.01. ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals in each case whether domestic or foreign necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or a material adverse effect on the ability of Parent or Sub to consummate the Offer, the Merger and the other Transactions (a "PARENT MATERIAL ADVERSE EFFECT").

                  SECTION 4.02. SUB. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Sub was incorporated solely for the purpose of consummating the Transactions.

                  (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

                  SECTION 4.03. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. Parent, as sole stockholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.04. NO CONFLICTS; CONSENTS. (a) The execution and delivery by each of Parent and Sub of this Agreement, do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter, by-laws or other organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in
Section 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Offer Documents and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other Transactions, (iii) the filing of the Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts, (iv) such filings as may be required in connection with the taxes described in
Section 6.09, (v) compliance with and filings under the Laws of the European Union, Brazil, Germany, Ireland, Italy, the Netherlands and certain other foreign jurisdictions, in each case if and to the extent required, and (vi) such other items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 4.05. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

                  SECTION 4.06. BROKERS. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

                  SECTION 4.07. FINANCIAL ABILITY TO PERFORM. Parent and Sub will have cash funds sufficient as and when needed to pay all cash payments for shares of Company Common Stock and options in the Offer and the Merger and to pay all related fees and expenses.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  SECTION 5.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. Except for matters set forth in the Company Disclosure Letter, expressly agreed to in writing by Parent or otherwise expressly permitted by this

Agreement, from the date of this Agreement to the earliest to occur of the date of the termination of this Agreement, the date directors designated by Parent or Sub have been elected to and shall constitute a majority of the Company Board (the "CONTROL DATE") or the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct the business of the Company and the Company Subsidiaries taken as a whole in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter, expressly agreed to in writing by Parent or otherwise expressly permitted by this Agreement, from the date of this Agreement to the earliest to occur of the date of the termination of this Agreement, the Control Date or the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities,
         (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Company Common Stock (and associated Company Rights) upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms and (2) the issuance of Company Common Stock upon the exercise of Company Rights;

                  (iii) amend its articles of organization, by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole, except for purchases of inventory in the ordinary course of business consistent with past practice;

                  (v) (A) grant to any current or former director, officer or employee of the Company or any Company Subsidiary any increase in compensation, except to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or, with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with prior practice, (B) grant to any current or former employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any material properties or assets, except (A) sales of obsolete assets in the ordinary course of business consistent with past practice, (B) sales of inventory in the ordinary course of business consistent with prior practice and (C) the sale of Lens Express, Inc. substantially on the terms set forth in the Lens Express Sale Agreement;

                  (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings from persons that are not directors, officers or employees of the Company or any Company Subsidiary incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company or loans, investments and advances in connection with the sale of the products of the Company and the Company Subsidiaries in the ordinary course of business consistent with prior practice to persons that are not directors, officers or employees of the Company or any Company Subsidiary, not to exceed $100,000 individually or $1,000,000 in the aggregate;

                  (ix) make or agree to make any new capital expenditure or expenditures that are in excess of $50,000 individually or $250,000 in the aggregate;

                  (x) make or change any material Tax election or settle or compromise any material Tax liability or refund, except for liabilities not in excess of $100,000 individually or $1,000,000 in the aggregate;

                  (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $50,000 individually or $500,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any indebtedness in excess of $50,000 individually or $500,000 in the aggregate or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

                  (xii) enter into, renew, extend, amend, modify, waive any material provision of, or terminate any lease or similar commitment, in each case providing for payments in excess of $100,000 over the term of such lease or commitment (or until the date on which such lease or commitment may be terminated by the Company without penalty); or

                  (xiii) authorize, or commit or agree to take, any of the foregoing actions.

                  (b) OTHER ACTIONS. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Offer set forth in Exhibit A, or any condition to the Merger set forth in Article VII, not being satisfied; PROVIDED, HOWEVER, that the obligations set forth in this Section 5.01(b) shall not be deemed to have been breached as a result of actions by the Company expressly permitted under Section 5.02(b).

                  (c) ADVICE OF CHANGES. The Company shall promptly advise Parent orally and in writing of any change or event that has had or would reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 5.02. NO SOLICITATION. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "REPRESENTATIVES") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; PROVIDED, HOWEVER, that prior to the first acceptance for payment of shares of Company Common Stock pursuant to the Offer the Company may, to the extent necessary to act in a manner consistent with the fiduciary obligations of the Company Board, as determined in good faith by it after consultation with outside counsel, in response to a Company Takeover Proposal (as defined in Section 5.02(e)) that the Company Board determines, in good faith after consultation with outside counsel and Chase Securities Inc. or another nationally recognized independent financial advisor, is reasonably likely to lead to a Superior Company Proposal (as defined in Section 5.02(e)), that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), and subject to compliance with Section 5.02(c),(x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations with such person and its Representatives regarding such Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company.

                  (b) Unless the Company Board, after consultation with outside counsel, determines in its good faith judgment that it is necessary to do so in order to fulfill its fiduciary obligations under applicable Law, neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement, the Offer or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or publicly propose to approve or recommend, any Company Takeover Proposal. The Company shall not take the actions set forth in clauses (ii) or
(iii) of the preceding sentence unless it has terminated this Agreement pursuant to Section 8.01(e).

                  (c) The Company promptly shall advise Parent orally and, within two business days, in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal (including any changes thereto) and the identity of the person making any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status and details (including any change to the terms thereof) of any such Company Takeover Proposal and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company by any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

                  (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

                  (e) For purposes of this Agreement:

                  "COMPANY TAKEOVER PROPOSAL" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or any Significant Subsidiary of the Company, (ii) any proposal for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company, in each case other than pursuant to the Transactions.

                  "SUPERIOR COMPANY PROPOSAL" means any proposal made by a third party to acquire substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all its assets, (i) on terms which the Company Board determines in good faith to be superior from a financial point of view to the holders of Company Common Stock to the Transactions (after consultation with the Company's financial advisor, which shall be Chase Securities Inc. or another nationally recognized independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Transactions) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETING. (a) The Company shall, as soon as practicable following the expiration of the Offer, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company, Parent and Sub shall use their best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

                  (b) The Company shall, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of seeking the Company Stockholder Approval. Subject to Section 5.02(b), the Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each series of Company Capital Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 82 of the BCL.

                  (c) Parent shall cause all shares of Company Common Stock purchased pursuant to the Offer and all other shares of Company Common Stock owned by Parent, Sub or any other subsidiary of Parent to be voted in favor of the approval of this Agreement.

                  SECTION 6.02. ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; PROVIDED, HOWEVER, that the Company may withhold the documents and information described in the Company Disclosure Letter to the extent required to comply with the terms of a confidentiality agreement with a third party in effect on the date of this Agreement; PROVIDED FURTHER, that the Company shall use all reasonable efforts to obtain, as promptly as practicable, any consent from such third party required to permit the Company to furnish such documents and information to Parent. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated November 5, 1999, between the Company and Alcon Laboratories, Inc. (the "CONFIDENTIALITY AGREEMENT").

                  SECTION 6.03. REASONABLE EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement; PROVIDED, HOWEVER, that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions by the Company expressly permitted under Section 5.02(b). In connection with and without limiting the foregoing, the

Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, take all action necessary to ensure that the Offer, the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets. As promptly as practicable after the consummation of the Offer, the Company shall use all reasonable efforts to notify Parent of any actions or nonactions of, waivers, consents and approvals from, and registrations and filings with, Governmental Entities, and any consents, approvals or waivers from third parties, that would be required in connection with the consummation of the Merger in the event that Parent elects pursuant to Section 1.03 to merge the Company with and into Sub instead of merging Sub into the Company.

                  (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  SECTION 6.04. STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the

Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company Stock Options and all outstanding Company SARs, in each case whether vested or unvested, heretofore granted under any Company Stock Plan to provide that each such Company Stock Option (and any Company SAR related thereto) outstanding immediately prior to the first acceptance for payment of shares of Company Common Stock pursuant to the Offer shall be canceled in exchange for a cash payment by the Company as soon as practicable following the first acceptance for payment of shares of Company Common Stock pursuant to the Offer of an amount equal to (i) the excess, if any, of (x) the highest price per share of Company Common Stock to be paid pursuant to the Offer over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised. The Company will be responsible for any required reporting to Federal, state or local tax authorities.

                  (b) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes or proof of eligibility of exemption therefrom and shall be paid without interest by the Company as soon as practicable following the first acceptance for payment of shares of Company Common Stock pursuant to the Offer. The Company shall use its best efforts to obtain all consents of the holders of Company Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Company Stock Option until all necessary consents with respect to such Company Stock Option are obtained.

                  (c) The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or Company SAR or any participant in any Company Stock Plan or other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

                  (d) In this Agreement:

                  "COMPANY STOCK OPTION" means any option to purchase Company Common Stock granted under any Company
         Stock Plan.

                  "COMPANY SAR" means any stock appreciation right linked to the price of Company Common Stock and granted under any Company Stock Plan.

                  "COMPANY STOCK PLANS" means the 1992 Stock Option Plan for Outside Directors, the 1999 Outside Director Compensation Plan, the 1987 Stock Option Plan, the 1997 Stock Option Plan, the Employee Stock Purchase Plan and all agreements under which there are outstanding options to purchase Company Common Stock granted to employees, consultants or any other person.

                  SECTION 6.05. BENEFIT PLANS. (a) Except as set forth in
Section 6.04, Parent agrees to cause the Surviving Corporation (i) to maintain for a period of one year after the Effective Time the Company Benefit Plans (other than equity-based plans) in effect on the date of this Agreement or (ii) to provide benefits (other than equity-based plans) to each current employee of the Company and its subsidiaries that are not materially less favorable in the aggregate to such employees than those benefits in effect for such employees on the date of this Agreement.

                  (b) In addition to the agreement set forth in Section 6.05(a), from and after the Control Date and from and after the Effective Time, Parent shall cause the Company or the Surviving Corporation, as applicable, to honor in accordance with their respective terms (as in effect on the date of this Agreement), all the Company's employment, severance and termination agreements, plans and policies disclosed in the Company Disclosure Letter, including any change in control provisions contained therein.

                  (c) With respect to any "employee benefit plan", as defined in
Section 3(3) of ERISA, maintained by Parent or any of its subsidiaries (including any severance plan), for all purposes, including determining eligibility to participate and vesting, service with the Company or any Company Subsidiary shall be treated as service with Parent or any of its subsidiaries; PROVIDED, HOWEVER, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

                  SECTION 6.06. INDEMNIFICATION. (a) Parent shall, to the fullest extent permitted by Law, cause the Company (from and after the Control
Date) and the Surviving Corporation (from and after the Effective Time) to honor all the Company's obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company and its subsidiaries against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers occurring prior to the Effective Time to the maximum extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, the BCL, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws, the BCL and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. In the event a current or former director or officer of the Company or any of its subsidiaries is entitled to indemnification under this Section 6.06(a), such director or officer shall be entitled to reimbursement from the Company (from and after the Control Date) or the Surviving Corporation (from and after the Effective Time) for reasonable attorney fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation or the Company, as applicable, in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment if it shall be adjudicated that such current or former director or officer was not entitled to such payment.

                  (b) From and after the Control Date and for a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may either (i) substitute therefor policies with reputable and financially sound carriers or (ii) maintain self insurance or similar arrangements through a financially sound insurance affiliate of Parent, in each case of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; PROVIDED, HOWEVER, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "MAXIMUM PREMIUM"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $400,000.

                  (c) The Company will maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage.

                  (d) The By-Laws of the Surviving Corporation shall contain the provisions that are set forth, as of the date of this Agreement, in Article VIII of the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or other agents of the Company (and during such period the

Articles of Organization of the Company shall not be amended, repealed or otherwise modified in any manner that would have the effect of so amending, repealing or otherwise modifying such provisions of the By-Laws).

                  (e) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger and the continuing or surviving entity does not assume the obligations of the Surviving Corporation set forth in this Section 6.06, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume, as a matter of law or otherwise, the obligations set forth in this Section 6.06.

                  (f) Parent guarantees that if for any reason the Company or the Surviving Corporation, as the case may be, shall not meet its obligations pursuant to this Section 6.06, it shall meet such obligations in full when and as such obligations arise.

                  SECTION 6.07. FEES AND EXPENSES. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) The Company shall pay to Parent a fee of $32.5 million if:
(i) this Agreement is terminated pursuant to Section 8.01(b)(iii) as a result of the failure of the condition set forth in paragraph (d) of Exhibit A; (ii) the Company terminates this Agreement pursuant to Section 8.01(e); (iii) Parent terminates this Agreement pursuant to Section 8.01(d)(i) or 8.01(d)(ii) as a result of a material breach of Section 5.02; (iv) after the date of this Agreement, any person makes a Company Takeover Proposal, (A) the Offer shall have remained open until the scheduled expiration date immediately following the date such Company Takeover Proposal is made, (B) the Minimum Tender Condition is not satisfied at such expiration date, (C) this Agreement is terminated pursuant to Section 8.01(b)(i) or 8.01(b)(iii) (other than as a result of the failure of the condition set forth in paragraph (d) of Exhibit A) and (D) within 12 months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal; or (v) subject to Section 6.07(c), this Agreement is terminated pursuant to Section 8.01(c) as a result of a wilful breach by the Company and within 12 months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal. Any fee due under this Section 6.07(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of clause (iv) or (v) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

                  (c) If the Company becomes obligated to pay a fee under
Section 6.07(b) as a result of a termination pursuant to Section 8.01(c), Parent may elect not to receive the fee and may instead pursue any and all rights, claims and causes of action it may have under Law with respect to the breach giving rise to such right of termination. If Parent elects to receive the fee, and the Company pays the fee as required by Section 6.07(b), the payment by the Company of such fee shall be Parent's sole remedy with respect to such breach and Parent shall waive, to the fullest extent permitted by Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the Company with respect to such breach.

                  SECTION 6.08. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including foreign regulations relating to competition), court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  SECTION 6.09. TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("TRANSFER TAXES") incurred in connection with the Transactions shall be paid by the party upon whom the primary burden for payment is placed by the applicable law. Each party shall cooperate with the other in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes and shall use reasonable efforts to avail itself of any available exemptions from such Transfer Taxes, and shall cooperate in providing any information and documentation that may be necessary to obtain such exemptions.

                  SECTION 6.10. DIRECTORS. Promptly upon the first acceptance for payment of, and payment by Sub for, any shares of Company Common Stock pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Company Board as will give Sub, subject to compliance with
Section 14(f) of the Exchange Act, representation on the Company Board equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on the Company Board (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of shares of Company Common Stock so accepted for payment and paid for by Sub plus the number of shares of Company Common Stock otherwise owned by Sub or any other subsidiary of Parent bears to (ii) the number of such shares outstanding, and the Company shall, at such time, cause Sub's designees to be so elected; PROVIDED, HOWEVER, that in the event that Sub's designees are appointed or elected to the Company Board, until the Effective Time the Company Board shall have at least three directors who are directors on the date of this Agreement and who are not officers of the Company (the "INDEPENDENT DIRECTORS"); and PROVIDED FURTHER that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent

Directors then remain, the other directors shall designate three persons to fill such vacancies who are not officers, stockholders or affiliates of the Company, Parent or Sub, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable Law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the
Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company shall promptly, at the option of Sub, either increase the size of the Company Board or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to the Company Board as provided above.

                  SECTION 6.11. RIGHTS AGREEMENT; CONSEQUENCES IF RIGHTS TRIGGERED. The Company Board shall take all action requested in writing by Parent in order to render the Company Rights inapplicable to the Offer, the Merger and the other Transactions. Except as approved in writing by Parent, the Company Board shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement, in each case in a manner adverse to Parent or Sub. If any Distribution Date, Stock Acquisition Date or Common Stock Event occurs under the Company Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Offer Price as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Offer, the Merger and the other Transactions.

                  SECTION 6.12. STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Transaction; PROVIDED, HOWEVER, that Parent shall have the right to prevent the Company from entering into any such settlement without Parent's consent if Parent agrees to indemnify the Company and each director of the Company for the amount of its, his or her liability, if any, arising from the underlying claim, net of any insurance proceeds received by such person, that is in excess of the amount for which such person would have been liable under such settlement.

                  SECTION 6.13. TRANSFERS OF CERTAIN INTANGIBLE ASSETS. No later than simultaneously with the first acceptance for payment of, and payment by Sub for, at least two-thirds of the Fully Diluted Shares (as defined in Exhibit A) pursuant to the Offer, (a) the Company shall cause its subsidiary, Autonomous Technologies Corp., a Delaware corporation ("AUTONOMOUS"), to transfer (x) certain of the Intellectual Property Rights of Autonomous and its subsidiaries and (y) certain licenses, approvals and registrations issued by, or filed with, the FDA, and all other Governmental Entities performing similar functions, and all rights therein, of Autonomous and its subsidiaries with respect to any products of Autonomous and its subsidiaries to Alcon Universal Ltd., a Swiss corporation ("AUL"), in exchange for a cash payment by AUL equal to the fair market value of the transferred assets, and (b) the Company shall transfer to AUL all of the outstanding shares of stock in its subsidiary, Summit Technology Ireland B.V., a Netherlands corporation ("DUTCHCO"), in exchange for a cash payment by AUL equal to the net book value of DutchCo). If any consent required to transfer an asset pursuant to this Section 6.13 has not been obtained prior to the time at which such transfer would otherwise occur, Parent and the Company shall cooperate in any lawful and reasonable arrangement proposed by Parent under which AUL shall obtain the economic claims, rights and benefits under such asset until such consent has been obtained.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

                  SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) STOCKHOLDER APPROVAL. The Company shall have obtained the Company Stockholder Approval, if required.

                  (b) ANTITRUST. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any other foreign antitrust Law the absence of which would prohibit the consummation of Merger, shall have been obtained or made.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger or the other Transactions shall be in effect; PROVIDED, HOWEVER, that prior to asserting this condition each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                  (d) ACCEPTANCE OF SHARES PURSUANT TO THE OFFER. Sub shall have accepted shares of Company Common Stock for payment pursuant to the Offer; PROVIDED, that the obligation of a party to effect the Merger shall not be conditioned on the fulfillment of the condition set forth in this clause (d) if the failure of Sub to accept shares of Company Common Stock for payment pursuant to the Offer shall have constituted or resulted from a material breach of the Offer or this Agreement by such party.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

                  (a) by mutual written consent of Parent, Sub and the Company;

                  (b) by either Parent or the Company:

                           (i) if the Offer is not consummated on or before
                  November 26, 2000 (the "OUTSIDE DATE"), unless the failure to consummate the Offer is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement;

                           (ii) if any Governmental Entity issues an order,
                  decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                           (iii) if as the result of the failure of any of the
                  conditions set forth in Exhibit A to this Agreement, the Offer shall have terminated or expired in accordance with its terms without Sub having accepted shares of Company Common Stock for payment pursuant to the Offer; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this clause
                  (iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a wilful breach of any representation or warranty under this Agreement by such party; or

                           (iv) if, upon a vote at a duly held meeting to obtain
                  the Company Stockholder Approval, the Company Stockholder Approval is not obtained; PROVIDED, that Parent may not terminate this Agreement under this Section 8.01(b)(iv) if the Company Common Stock owned by Sub, Parent or any other subsidiary of Parent shall not have been voted in favor of obtaining the Company Stockholder Approval;

                  (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement (other than a breach or failure to perform for which Parent has the right to terminate this Agreement pursuant to Section 8.01(d)(ii)), which breach or failure to perform
         (i) would give rise to the failure of a condition set forth in Exhibit A, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

                  (d) by Parent prior to the first acceptance of shares of Company Common Stock for payment pursuant to the Offer:

                           (i) if the Company Board or any committee thereof
                  withdraws or modifies in a manner adverse to Parent or Sub, or publicly proposes to withdraw or modify in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement, the Offer or the Merger, fails to recommend to the Company's stockholders that they accept the Offer and give the Company Stockholder Approval or publicly approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal; or

                           (ii) if the Company or any of its officers,
                  directors, employees, representatives or agents takes any of the actions that would be proscribed by
                  Section 5.02 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of Section 5.02(a); or

                  (e) by the Company prior to the first acceptance of shares of Company Common Stock for payment pursuant to the Offer in accordance with Section 8.05(b); PROVIDED, HOWEVER, that the Company shall have complied with all provisions thereof, including the notice provisions therein; or

                  (f) by the Company prior to the first acceptance of shares of Company Common Stock for payment pursuant to the Offer, if Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement).

                  SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 3.16, Section 4.06, the last sentence of Section 6.02,
Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

                  SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; PROVIDED, HOWEVER, that after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders; and PROVIDED, FURTHER, that after this Agreement is adopted by the Company's stockholders, no such amendment or modification shall be made that reduces the amount or changes the form of Merger Consideration or otherwise materially and adversely affects the rights of the Company's stockholders hereunder, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 8.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; PROVIDED, that in the case of the Company, such action shall also require action by a majority of the Independent Directors.

                  (b) The Company may terminate this Agreement pursuant to
Section 8.01(e) only if (i) the Company Board has received a Superior Company Proposal, (ii) in light of such Superior Company Proposal the Company Board shall have determined in good faith, after consultation with outside counsel, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this

Agreement, the Offer or the Merger in order to act in a manner consistent with its fiduciary duty under applicable Law, (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above, (iv) at least three business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company Proposal and the Company Board has again made the determinations referred to in clause (ii) above, (v) the Company is in compliance with Section 5.02 (other than breaches that, individually and in the aggregate, are not material and do not prejudice Parent's rights under this Agreement), (vi) the Company has previously paid the fee due under Section 6.07, (vii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal and (viii) Parent is not at such time entitled to terminate this Agreement pursuant to Section 8.01(c).


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided in the last sentence of this Section 9.01, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 (including any rights arising out of any breach of such representations and warranties) shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) seven days after mailing by certified mail, (ii) when delivered by hand, (iii) upon confirmation of receipt by telecopy or (iv) one business day after sending by overnight delivery service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Sub, to

                           Alcon Holdings Inc.
                           6201 South Freeway
                           Fort Worth, TX 76134-2099

                           Attention:  Elaine E. Whitbeck, Esq.
                           Facsimile:  (817) 568-7579

                           with a copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, NY  10019

                           Attention:  Alan C. Stephenson, Esq.
                           Facsimile:  (212) 474-3700

                  (b) if to the Company, to

                           Summit Autonomous Inc.
                           21 Hickory Drive
                           Waltham, MA  02451

                           Attention:  James A. Lightman, Esq.
                           Facsimile:  (781) 890-6739

                           with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, MA  02110-2624

                           Attention:  Keith F. Higgins, Esq.
                           Facsimile:  (617) 951-7050

                  SECTION 9.03.  DEFINITIONS.  For purposes of this
Agreement:

                  An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  A "KEY EMPLOYEE" means an employee of the Company or any Company Subsidiary whose total annual compensation (including incentive compensation), after giving effect to any increase after the date of this Agreement, exceeds $85,000.

                  A "MATERIAL ADVERSE EFFECT" on a party means a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole.

                  A "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

                  A "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                  "TO THE KNOWLEDGE" of any specified corporation means to the actual knowledge of any director or officer of such corporation.

                  SECTION 9.04. INTERPRETATION; DISCLOSURE LETTERS. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates.

                  SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 9.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of
Article II, Section 6.04 and Section 6.06, are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 9.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 9.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this

Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 9.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Massachusetts state court or any Federal court located in The Commonwealth of Massachusetts, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Massachusetts state court or any Federal court located in The Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Massachusetts state court or any Federal court sitting in The Commonwealth of Massachusetts and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

                  SECTION 9.11. CONSENTS. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Sections 8.04 and 8.05. Sub hereby agrees that any consent or waiver of compliance given by Parent hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                    ALCON HOLDINGS INC.,

                                      by   /s/ Timothy R.G. Sear

                                        ------------------------------
                                        Name:  Timothy R.G. Sear
                                        Title: Chairman of the Board,
                                               Chief Executive Officer
                                               and President

                                    ALCON ACQUISITION CORP.,

                                      by   /s/ Elaine E. Whitbeck

                                        ------------------------------
                                        Name:  Elaine E. Whitbeck
                                        Title: President

                                      by   /s/ Douglas MacHatton

                                        ------------------------------
                                        Name:  Douglas MacHatton
                                        Title: Treasurer

                                    SUMMIT AUTONOMOUS INC.,

                                      by   /s/ Robert J. Palmisano

                                        ------------------------------
                                        Name:  Robert J. Palmisano
                                        Title: President and
                                               Chief Executive Officer

                                      by   /s/ Robert J. Kelly

                                        ------------------------------
                                        Name:  Robert J. Kelly
                                        Title: Treasurer

                                                                       EXHIBIT A

                             CONDITIONS OF THE OFFER

                  Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which, together with that number of shares of Company Common Stock owned by Parent, Sub and Parent's other subsidiaries, would represent at least two-thirds of the Fully Diluted Shares (the "MINIMUM TENDER CONDITION") and (ii) any waiting period under the HSR Act applicable to the purchase of shares of Company Common Stock pursuant to the Offer shall have expired or been terminated. The term "FULLY DILUTED SHARES" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, (A) with the consent of the Company or (B) without the consent of the Company at any time on or after the date of this Agreement and before the first acceptance of such shares for payment or the payment therefor when any of the following conditions exists:

                  (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity, or pending any suit, action or proceeding with a reasonable likelihood of success by any other person,
         (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or any other Transaction, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company and its subsidiaries taken as whole or Parent and its subsidiaries taken as a whole, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries taken as whole or Parent and its subsidiaries taken as a whole, as a result of the Offer, the Merger or any other Transaction,
         (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock acquired by it on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries;

                  (b) any Law or Judgment enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any required consent or approval withheld with respect to, (i) Parent, the Company or any of their respective subsidiaries or (ii) the Offer, the Merger or any other Transaction, by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

                  (c) except as disclosed in the Filed Company SEC Documents or the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Company SEC Documents there shall have occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect;

                  (d) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to

         Parent or Sub, or publicly proposed to withdraw or modify in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement, the Offer or the Merger, failed to recommend to the Company's stockholders that they accept the Offer and give the Company Stockholder Approval or approved or recommended, or publicly proposed to approve or recommend, any Company Takeover Proposal;

                  (e) any representation and warranty of the Company in this Agreement that is qualified as to materiality shall not be true and correct or any such representation and warranty that is not so qualified shall not be true and correct in any material respect, as of the date of this Agreement and as of such time, except to the extent such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date);

                  (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement, which failure to perform or comply cannot be or has not been cured within five days after the giving of written notice to the Company of such breach; or

                  (g) this Agreement shall have been terminated in accordance with its terms;

which, in the sole and good faith judgment of Sub or Parent, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its affiliates), makes it inadvisable to proceed with such acceptance for payment or payment.

                  The foregoing conditions are for the sole benefit of Sub and Parent and, subject to Section 1.01(a), may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion (subject to the terms of this Agreement). The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                       EXHIBIT B

                               THE COMMONWEALTH OF
Examiner                         MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)
Name
Approved      We,                                                           ___,
              *President / *Vice President,


              and                                                              ,
                  *Clerk / *Assistant Clerk,


              of             Summit Autonomous Inc.,
                                  ----------

                           (EXACT NAME OF CORPORATION)

located at                         [address]                                   ,
                                   ---------

                (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

do hereby certify that the following Restatement of the Articles
of Organization was duly adopted at a meeting held on        , 2000 by a vote of
                                                              -----

 the directors/or:

             shares of         Common Stock              of
                               ------------

shares outstanding,

                         (TYPE, CLASS & SERIES, IF ANY)

being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

                                    ARTICLE I
                        The name of the corporation is:
                             Summit Autonomous Inc.


C     / /                           ARTICLE II

P     / /  The purpose of the corporation is to engage in the following business
M     / /                          activity(ies):
R.A.  / /
                  To engage in research and development, manufacture and sale of laser devices for use in any and all fields, and related components, parts and equipment.

                  To carry on any business and engage in any other activity, whether or not related to those in the foregoing paragraph, which may be permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B of the General Laws of Massachusetts as the same may be amended from time to time.

                                   ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

--------------------------------------------------------------------------------------------------
           WITHOUT PAR VALUE                                               WITH PAR VALUE
--------------------------------------------------------------------------------------------------
   TYPE             NUMBER OF SHARES           TYPE              NUMBER OF               PAR VALUE
                                                                  SHARES
--------------------------------------------------------------------------------------------------
Common:                 None                 Common:            100,000,000                $0.01
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Preferred:              None                 Preferred:           5,000,000                $0.01
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


                                 Not applicable


                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:



                                      None



                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                            See Continuation Sheet 6A





**IF THERE ARE NO PROVISIONS STATE "NONE".

NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing.

                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is:


                                    [address]


b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                               NAME                     RESIDENTIAL ADDRESS                 POST OFFICE ADDRESS

President:       [To be designated by Parent]
Treasurer:       [To be designated by Parent]
Clerk:           [To be designated by Parent]
Directors:       [To be designated by Parent]



c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is:

                                 Not applicable

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

Article VI of the Articles of Organization has been amended to read in its entirety as set forth on

Continuation Sheet 6A attached hereto.



SIGNED UNDER THE PENALTIES OF PERJURY, this     day of
              ,  2000  ,
              -----------


                                                , * President / *Vice President,

                                                   , * Clerk / *Assistant Clerk.


*DELETE THE INAPPLICABLE WORDS.
**IF THERE ARE NO AMENDMENTS, STATE "NONE".

                        THE COMMONWEALTH OF MASSACHUSETTS


                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

            I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $_____________ having been paid, said articles are deemed to have been filed with me this ______________ day of ______________________ , 19 _____.




            EFFECTIVE DATE: _______________________________________





                             WILLIAM FRANCES GALVIN

                          SECRETARY OF THE COMMONWEALTH




                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                                [To be Provided]
                                   -----------


Telephone:

                            Articles of Organization
                              Continuation Sheet 6A

ONE: The Board of Directors may make, amend or repeal the By-Laws of the corporation in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders. Any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

TWO:      Meetings of the stockholders may be held anywhere in the United
          States.

THREE: The corporation may be a partner, either general or limited, in any business enterprise it would have the power to conduct by itself.

FOUR: Except as specifically authorized by statute, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such reexamination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

FIVE: The Board of Directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. All surplus shall be available for any corporate purpose, including the payment of dividends.

SIX: The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

SEVEN: In the absence of fraud, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or voidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his/her or their votes are counted for such purposes, if:

                           (i)      The material facts as to his/her
                                    relationship or interest and as to the
                                    contract or transaction are disclosed or are known to the Board of Directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                           (ii)     The material facts as to his/her
                                    relationship or interest and as to the
                                    contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the stockholders; or

                           (iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the corporation shall be liable or accountable to the corporation or to any of its stockholders or creditors or to any other person, either for any loss to the corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (i) or (ii) or (iii) above are applicable.

EIGHT: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required by applicable law, this provision shall not eliminate or limit the liability of a director, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
          Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to March 18, 1987. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

NINE:     Pursuant to a written consent of the sole stockholder of the
          corporation dated as of [       ], the directors of the corporation
          shall not be classified and the corporation shall be exempt from the provisions of Chapter 156B, Section 50A, paragraph (a) of the Massachusetts Business Corporation Law.